Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Qumu Corporation:
We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.
/s/ KPMG LLP
Minneapolis, Minnesota
August 8, 2018